IMCLONE SYSTEMS INCORPORATED AND BRISTOL-MYERS SQUIBB FILE SUPPLEMENTAL
BIOLOGICS LICENSE APPLICATION FOR ERBITUX® FOR TREATMENT OF HEAD AND NECK CANCER

New York, NY & Princeton, NJ– August 30, 2005 – ImClone Systems Incorporated (NASDAQ: IMCL) and Bristol-Myers Squibb Company (NYSE: BMY) announced today that ImClone Systems has submitted a supplemental Biologics License Application (sBLA) to the U.S. Food and Drug Administration (FDA) for approval of ERBITUX® (Cetuximab), an IgG1 monoclonal antibody in the treatment of Squamous Cell Carcinoma of the Head and Neck (SCCHN). The application seeks U.S. marketing approval for the use of ERBITUX in combination with radiation for locally or regionally advanced SCCHN, and as monotherapy in patients with recurrent and/or metastatic SCCHN where prior platinum-based chemotherapy has failed or where platinum-based therapy would not be appropriate. The Companies also announced that ImClone Systems has requested priority review of the application.

The submission is based on the following clinical trials, which were presented at the 2004 Annual Meeting of the American Society of Clinical Oncology (ASCO), along with other supportive data:

•
A randomized, international phase III trial (IMCL-9815), conducted by ImClone Systems and Merck KGaA, Darmstadt, Germany, which examined the impact of combining ERBITUX with radiation on locoregional control and overall survival in 424 patients with locally or regionally advanced SCCHN.

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An open-label, multicenter phase II trial (EMR-016), conducted by Merck KGaA, which evaluated the response rate of ERBITUX as a single agent in 103 patients with recurrent and/or metastatic SCCHN who have failed platinum-based chemotherapy.

In parallel, Merck KGaA, ImClone Systems’ development and marketing partner for ERBITUX outside of North America, announced today that it has filed a Variation Application to the European Medicines Agency (EMEA) and to the Swiss authority (Swissmedic) for approval of ERBITUX for the treatment of SCCHN in Europe using a similar filing package to that which was submitted by ImClone Systems and Bristol-Myers Squibb Company.

About Head and Neck Cancer

According to the American Cancer Society, approximately 40,000 Americans will be diagnosed with head and neck cancer this year, including cancers of the tongue, mouth, pharynx, and larynx. In addition, is it estimated that more than 11,000 will die from the disease in 2005 in the U.S.

About ERBITUX® (Cetuximab)

On February 12, 2004, the FDA approved ERBITUX for use in the United States in combination with irinotecan in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are refractory to irinotecan-based chemotherapy and for use as a single agent in the treatment of patients with EGFR-expressing, metastatic colorectal cancer who are intolerant to irinotecan-based chemotherapy. The effectiveness of ERBITUX for the treatment of colorectal cancer is based on objective response rates. Currently, no data are available that demonstrate an improvement in disease-related symptoms or increased survival with ERBITUX in metastatic colorectal cancer patients.

ERBITUX binds specifically to epidermal growth factor receptor (EGFR, HER1, c-ErbB-1) on both normal and tumor cells, and competitively inhibits the binding of epidermal growth factor (EGF) and other ligands, such as transforming growth factor-alpha. The EGFR is constitutively expressed in many normal epithelial tissues, including the skin and hair follicle. Over-expression of EGFR is also detected in many human cancers including those of the colon and rectum.

Important Safety Information

Severe infusion reactions, rarely fatal and characterized by rapid onset of airway obstruction (bronchospasm, stridor, hoarseness), urticaria, and hypotension, have occurred in approximately 3% (20/774) of patients with the administration of ERBITUX. Most reactions (90%) were associated with the first infusion of ERBITUX despite the use of prophylactic antihistamines. Severe infusion reactions require immediate and permanent discontinuation of ERBITUX therapy. Caution must be exercised with every ERBITUX infusion as there were patients who experienced their first severe infusion reaction during later infusions. A 1-hour observation period is recommended following the ERBITUX infusion. Longer observation periods may be required in patients who experience infusion reactions.

Severe cases of interstitial lung disease (ILD), which was fatal in one case, occurred in less than 0.5% of 774 patients receiving ERBITUX.

Dermatologic toxicities, including acneform rash (11% of 774 patients, grade 3/4), skin drying and fissuring, inflammatory or infectious sequelae (e.g., blepharitis, cheilitis, cellulitis, cyst) and paronychial inflammation (0.4% of 774 patients, grade 3) were reported. Sun exposure may exacerbate any skin reactions.

Hypomagnesemia has been reported with ERBITUX when administered as a single agent and in combination with multiple different chemotherapeutic regimens. The incidence of hypomagnesemia (both overall and severe (NCI CTC grades 3 & 4)) was increased in patients receiving chemotherapy and ERBITUX as compared to those receiving chemotherapy alone based on controlled clinical trials. Electrolyte repletion was necessary in some patients and in severe cases, intravenous replacement was required. Patients receiving ERBITUX therapy should be periodically monitored for hypomagnesemia, and accompanying hypocalcemia and hypokalemia during, and up to 8 weeks following the completion of ERBITUX therapy.

Other serious adverse events associated with ERBITUX in clinical trials (n=774) were fever (5%), sepsis (3%), kidney failure (2%), pulmonary embolus (1%), dehydration (5% in patients receiving ERBITUX plus irinotecan, 2% receiving ERBITUX as a single agent) and diarrhea (6% in patients receiving ERBITUX plus irinotecan, 0.2% with ERBITUX as a single agent).

Additional common adverse events seen in patients receiving ERBITUX plus irinotecan (n=354) or ERBITUX as a single agent (n=420) were acneform rash (88%/90%), asthenia/malaise (73%/48%), diarrhea (72%/25%), nausea (55%/29%), abdominal pain (45%/26%), vomiting (41%/25%), fever (34%/27%), constipation (30%/26%) and headache (14%/26%).

Full prescribing information, including boxed WARNING regarding infusion reactions, is available upon request or by visiting www.Erbitux.com.

About ImClone Systems

ImClone Systems Incorporated is committed to advancing oncology care by developing a portfolio of targeted biologic treatments, designed to address the medical needs of patients with a variety of cancers. The Company's research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems' strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems' headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

About Bristol-Myers Squibb

Bristol-Myers Squibb is dedicated to the discovery, development and exhaustive exploration of innovative cancer fighting therapies that extend and enhance the lives of patients living with cancer. More than 40 years ago, Bristol-Myers Squibb built a unified vision for the future of cancer treatment. With expertise, dedication and resolve, that vision led to the development of a diverse global portfolio of anti-cancer therapies that are an important cornerstone of care today. Hundreds of scientists at Bristol-Myers Squibb's Pharmaceutical Research Institute are studying ways to improve current cancer treatments and identify better, more effective medicines for the future.

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the sBLA referenced above will be accepted or that ERBITUX will receive regulatory approval for the treatment of SCCHN, or, if approved, will be commercially successful. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2004 and in our Quarterly Reports on Form 10-Q. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media and Investor Contacts:
Andrea Rabney	Kathy Baum
Corporate Communications	Business and R&D Communications
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (609) 252-4227
Andrea.Rabney@imclone.com	Kathy.Baum@bms.com
or
David Pitts	Tony Plohoros
Corporate Communications	Business and R&D Communications
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (212) 546-4379
David.Pitts@imclone.com	tony.plohoros@bms.com
or
Stefania Bethlen	John Elicker
Corporate Communications	Investor Relations
ImClone Systems Incorporated	Bristol-Myers Squibb
Tel: (646) 638-5058	Tel: (212) 546-3775
Stefania.Bethlen@imclone.com	John.elicker@bms.com

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